                                   Exhibit 21

                         Subsidiaries of the Registrant

                                                                Jurisdiction
                               Percentage                       or State of
Subsidiary                    of Ownership                     Incorporation
----------                    ------------                     -------------
EvergreenBank                    100%                            Washington




                                       19